Exhibit 99.2
Avantax, Inc.
Supplemental Information
June 30, 2023

Avantax Condensed Consolidated Financial Results

(Unaudited, in thousands, except per share amounts and Net Leverage Ratio. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q		2Q
Revenue	$166,403	$162,669	$165,032	$172,392	$666,496	$177,980		$186,928
Operating expenses:
Cost of revenue	121,188	114,446	105,809	103,475	444,918	108,252		110,847
Engineering and technology	1,814	2,302	2,617	1,968	8,701	2,721		2,191
Sales and marketing	22,174	24,882	23,770	27,088	97,914	26,181		27,423
General and administrative	23,875	21,721	23,792	23,367	92,755	32,401		26,335
Acquisition and integration	1,666	(6,792)	416	524	(4,186)	122		(39)
Depreciation	2,443	2,642	3,343	3,454	11,882	3,588		3,588
Amortization of acquired intangible assets	6,631	6,462	6,342	6,415	25,850	6,338		6,231
Total operating expenses	179,791	165,663	166,089	166,291	677,834	179,603		176,576
Operating income (loss) from continuing operations	(13,388)	(2,994)	(1,057)	6,101	(11,338)	(1,623)		10,352
Interest expense and other, net	(53)	(212)	(158)	(52)	(475)	894		(4,698)
Income (loss) from continuing operations before income taxes	(13,441)	(3,206)	(1,215)	6,049	(11,813)	(729)		5,654
Income tax benefit (expense)	16,993	4,053	1,536	(7,648)	14,934	481		(2,073)
Income (loss) from continuing operations	3,552	847	321	(1,599)	3,121	(248)		3,581
Income (loss) from discontinued operations before gain on disposal and income taxes (1)	50,643	45,874	(22,352)	(21,673)	52,492	—		—
Pre-tax gain on disposal (1)	—	—	—	472,237	472,237	2,539		—
Income tax benefit (expense) (1)	(19,575)	(7,296)	190	(80,922)	(107,603)	(618)		—
Income (loss) from discontinued operations (1)	31,068	38,578	(22,162)	369,642	417,126	1,921		—
Net income (loss)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673		$3,581
Basic net income (loss) per share:
Continuing operations	$0.07	$0.02	$0.01	$(0.03)	$0.07	$(0.01)		$0.09
Discontinued operations (1)	0.64	0.81	(0.47)	7.69	8.69	0.05		—
Basic net income (loss) per share:	$0.71	$0.83	$(0.46)	$7.66	$8.76	$0.04		$0.09
Diluted net income (loss) per share:
Continuing operations	$0.07	$0.02	$0.01	$(0.03)	$0.06	$(0.01)		$0.09
Discontinued operations (1)	0.63	0.79	(0.46)	7.69	8.48	0.05		—
Diluted net income (loss) per share:	$0.70	$0.81	$(0.45)	$7.66	$8.54	$0.04		$0.09
Weighted average shares outstanding:
Basic	48,513	47,582	47,847	48,034	47,994	44,645		38,349
Diluted	49,747	48,690	49,016	48,034	49,183	44,645		39,201

Comprehensive income (loss)
Net income (loss)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673		$3,581
Other comprehensive loss, net of tax	—	—	—	—	—	—		(12,061)
Comprehensive income (loss)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673		$(8,480)

Non-GAAP Financial Results:
Adjusted EBITDA (2)	$5,652	$5,153	$16,995	$25,875	$53,675	$28,073		$31,070
Net Income (2)	$12,104	$1,660	$7,751	$5,986	$27,501	$12,954		$13,943
Net Income per share — Diluted (2)	$0.24	$0.03	$0.16	$0.12	$0.56	$0.28		$0.36
Operating Free Cash Flow (2)	$3,207	$2,682	$(8,581)	$104,874	$102,182	$(1,555)		$(79,163)
Net Leverage Ratio (2) (3)						0.3	x	1.6	x
Notes to Condensed Consolidated Financial Results on next page.

Notes to Condensed Consolidated Financial Results
(1)On October 31, 2022, we entered into a Stock Purchase Agreement (the “Purchase Agreement”) with TaxAct Holdings, Inc. (f/k/a Avantax Holdings, Inc.), a Delaware corporation and a direct subsidiary of Avantax, Inc. (f/k/a Blucora, Inc.), Franklin Cedar Bidco, LLC, a Delaware limited liability company (the “Buyer”), and, solely for purposes of certain provisions thereof, DS Admiral Bidco, LLC, a Delaware limited liability company, pursuant to which we sold our tax software business to Buyer for an aggregate purchase price of $720.0 million in cash, subject to customary purchase price adjustments set forth in the Purchase Agreement (the “TaxAct Sale”). This transaction subsequently closed on December 19, 2022. Our results of operations have been recast to reflect TaxAct as a discontinued operation in accordance with ASC 205, Presentation of Financial Statements.
(2)Refer to the subsequent pages for reconciliations of these non-GAAP financial measures to their nearest comparable GAAP financial measures.
(3)On January 24, 2023, we entered into a restatement agreement which provides for a delayed draw term loan facility up to a maximum principal amount of $270.0 million and a revolving credit facility with a commitment amount of $50.0 million. We have not included Net Leverage Ratio calculations for periods prior to the first quarter of 2023 due to the material change in our leverage and operating structures as a result of the TaxAct Sale in the fourth quarter of 2022.

Avantax Reconciliation of Certain Non-GAAP Financial Measures to the Nearest Comparable GAAP Financial Measures (1) (2)

(Unaudited, in thousands. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q	2Q
Adjusted EBITDA (1)
Net income (loss) (2)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673	$3,581
Less: Income (loss) from discontinued operations, net of income taxes	31,068	38,578	(22,162)	369,642	417,126	1,921	—
Income (loss) from continuing operations, net of income taxes	3,552	847	321	(1,599)	3,121	(248)	3,581
Stock-based compensation	5,380	4,438	4,964	6,371	21,153	7,802	3,291
Depreciation and amortization of acquired intangible assets	9,074	9,104	9,685	9,869	37,732	9,926	9,819
Interest expense and other, net	53	212	158	52	475	709	5,774
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	(34)	228	416	524	1,134	122	(39)
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	1,700	(7,020)	—	—	(5,320)	—	—
Contested proxy and other legal and consulting costs	2,920	1,195	(250)	400	4,265	646	48
Executive transition costs	—	—	—	—	—	5,227	1,185
TaxAct transaction related costs	—	202	3,237	1,821	5,260	2,631	1,528
Reorganization costs	—	—	—	789	789	1,739	3,227
Hedging program start-up costs	—	—	—	—	—	—	583
Income tax (benefit) expense	(16,993)	(4,053)	(1,536)	7,648	(14,934)	(481)	2,073
Adjusted EBITDA (1)	$5,652	$5,153	$16,995	$25,875	$53,675	$28,073	$31,070
Non-GAAP Net Income (Loss) (1)
Net income (loss) (2)	$34,620	$39,425	$(21,841)	$368,043	$420,247	$1,673	$3,581
Less: Income (loss) from discontinued operations, net of income taxes	31,068	38,578	(22,162)	369,642	417,126	1,921	—
Income (loss) from continuing operations, net of income taxes	3,552	847	321	(1,599)	3,121	(248)	3,581
Amortization of acquired intangible assets	6,631	6,462	6,342	6,415	25,850	6,338	6,231
Acquisition and integration—Excluding change in the fair value of HKFS Contingent Consideration	(34)	228	416	524	1,134	122	(39)
Acquisition and integration—Change in the fair value of HKFS Contingent Consideration	1,700	(7,020)	—	—	(5,320)	—	—
Contested proxy and other legal and consulting costs	2,920	1,195	(250)	400	4,265	646	48
Executive transition costs	—	—	—	—	—	5,227	1,185
TaxAct transaction related costs	—	202	3,237	1,821	5,260	2,631	1,528
Reorganization costs	—	—	—	789	789	1,739	3,227
Hedging program start-up costs	—	—	—	—	—	—	583
Unrealized MTM derivative losses	—	—	—	—	—	—	876
Tax impact of adjustments to GAAP net income (loss)	(2,665)	(254)	(2,315)	(2,364)	(7,598)	(3,501)	(3,277)
Non-GAAP Net Income (1)	$12,104	$1,660	$7,751	$5,986	$27,501	$12,954	$13,943

Non-GAAP Net Income per share — Diluted (1) (3)	$0.24	$0.03	$0.16	$0.12	$0.56	$0.28	$0.36
Diluted weighted average shares outstanding (3)	49,747	48,690	49,016	49,277	49,183	45,828	39,201

Notes to Reconciliations of Certain Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures on next page.

Notes to Reconciliations of Certain Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
(1) We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding (if applicable) the effects of discontinued operations, stock-based compensation, depreciation and amortization of acquired intangible assets, interest expense and other, net, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, TaxAct transaction related costs, reorganization costs, hedging program start-up costs, and income tax (benefit) expense. Interest expense and other, net primarily consists of interest expense, net, unrealized mark-to-market (“MTM”) derivative losses (gains) for our interest rate cap derivative instruments, and other non-operating income. It does not include the income associated with the transition services agreement signed in connection with the TaxAct Sale as this income offsets costs included within income from continuing operations, or realized income or loss associated with our interest rate cap derivative instruments. Acquisition and integration costs primarily relate to the acquisitions of Avantax Planning Partners and 1st Global. Hedging program start-up costs include consulting and accounting costs incurred for the implementation of our cash sweep interest rate hedging program.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define Non-GAAP Net Income (Loss) as net income (loss), determined in accordance with GAAP, excluding the effects of discontinued operations, amortization of acquired intangible assets, acquisition and integration costs, contested proxy and other legal and consulting costs, executive transition costs, TaxAct transaction related costs, reorganization costs, hedging program start-up costs, unrealized MTM derivative losses (gains) for our interest rate cap derivative instruments, and the related tax impact of those adjustments. Unrealized MTM derivative losses (gains) include the unrealized portion of gains and losses that are caused by changes in the fair values of derivatives which do not qualify for hedge accounting treatment under GAAP. It does not include realized income or loss associated with these instruments. The tax impact of these adjustments is determined using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts.
We believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of comprehensive income (loss) that we do not consider part of our ongoing operations or that have not been, or are not expected to be, settled in cash. Additionally, we believe that Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and GAAP net income (loss) per share. Other companies may calculate Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per share differently, and, therefore, these measures may not be comparable to similarly titled measures of other companies.

(2) See the Condensed Consolidated Financial Results on page 2.

(3) For periods in which Non-GAAP Net Income is generated, Non-GAAP Net Income per share is calculated using diluted weighted average shares outstanding. For periods in which Non-GAAP Net (Loss) is generated, diluted weighted average shares outstanding is the same as basic weighted average shares outstanding.

Avantax Reconciliation of Trailing Twelve Month ("TTM") Adjusted EBITDA (1) (2)

	2023
(Unaudited, in thousands. Rounding differences may exist.)	TTM 1Q	TTM 2Q
Adjusted EBITDA (1) (2)
Net income	$387,300	$351,456
Less: Income from discontinued operations, net of income taxes	387,979	349,401
Income (loss) from continuing operations, net of income taxes	(679)	2,055
Stock-based compensation	23,575	22,428
Depreciation and amortization of acquired intangible assets	38,584	39,299
Interest expense and other, net	1,131	6,693
Acquisition and integration—Excluding change in the fair value of acquisition-related contingent consideration	1,290	1,023
Acquisition and integration—Change in the fair value of acquisition-related contingent consideration	(7,020)	—
Contested proxy and other legal and consulting costs	1,991	844
Executive transition costs	5,227	6,412
TaxAct transaction related costs	7,891	9,217
Reorganization costs	2,528	5,755
Hedging program start-up costs	—	583
Income tax (benefit) expense	1,578	7,704
Adjusted EBITDA(1) (2)	$76,096	$102,013

Avantax Net Leverage Ratio (1) (3) (4)

(Unaudited, in thousands except Net Leverage Ratio. Rounding differences may exist.)	2023
	1Q		2Q
Net Debt (3)
Delayed Draw Term Loan Facility	$170,000		$268,313
Less: Cash and cash equivalents	144,955		109,791
Net Debt (3)	$25,045		$158,522

Adjusted EBITDA (1) (2)	$76,096		$102,013

Net Leverage Ratio (1) (3) (4)	0.3	x	1.6	x
____________________________
(1) Non-GAAP measure using Adjusted EBITDA for the trailing twelve-month period. Adjusted EBITDA for the trailing twelve-month period is reconciled to the nearest comparable GAAP measure, net income (loss).
(2) For additional information on Adjusted EBITDA and its use as a non-GAAP measure, see page 3.
(3) We define Net Debt, a non-GAAP financial measure, as the outstanding principal of debt less cash and cash equivalents. We believe that the presentation of this non-GAAP financial measure provides useful information to investors because it is an important liquidity measurement that reflects our ability to service our debt. Our definition of Net Debt differs from the definition in our Amended and Restated Credit Facility, which caps the amount of cash and cash equivalents that may reduce our outstanding indebtedness at $100.0 million.
(4) Net Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA for the trailing twelve-month period. Our definition of Net Leverage Ratio differs from the definition in our Amended and Restated Credit Facility primarily because the definition in the Amended and Restated Credit Facility includes additional adjustments for Adjusted EBITDA, including amortization of financial professional loans and certain pro-forma adjustments related to acquisitions and divestitures completed during the associated measurement period.

Avantax Reconciliation of Operating Free Cash Flow (1)

	2022					2023
(Unaudited, in thousands. Rounding differences may exist.)	1Q	2Q	3Q	4Q	FY 12/31	1Q	2Q
Net cash provided by (used in) operating activities from continuing operations	$7,053	$7,855	$(4,999)	$107,165	$117,074	$988	$(76,207)
Purchases of property, equipment, and software	(3,846)	(5,173)	(3,582)	(2,291)	(14,892)	(2,543)	(2,956)
Operating Free Cash Flow (1)	$3,207	$2,682	$(8,581)	$104,874	$102,182	$(1,555)	$(79,163)
____________________________
(1) We define Operating Free Cash Flow, a non-GAAP financial measure, as net cash provided by (used in) operating activities from continuing operations less purchases of property, equipment, and software. We believe Operating Free Cash Flow is an important liquidity measure that reflects the cash generated by our businesses, after the purchases of property, equipment, and software, that can then be used for, among other things, strategic acquisitions and investments in the businesses, stock repurchases, and funding ongoing operations.

Operating Metrics

(In thousands, except percentages. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q	2Q
Revenue	$166,403	$162,669	$165,032	$172,392	$666,496	$177,980	$186,928
Less: Financial professional commission payout	(116,704)	(110,958)	(102,760)	(99,118)	(429,540)	(104,493)	(108,108)
Revenue Not Remitted to Financial Professionals (1)	$49,699	$51,711	$62,272	$73,274	$236,956	$73,487	$78,820

Payout Rate (2)	75.4%	75.5%	75.1%	74.2%	75.1%	75.2%	74.5%

(In thousands, except percentages. Rounding differences may exist.)			2022					2023
	Sources of Revenue	Primary Drivers	1Q	2Q	3Q	4Q	FY 12/31	1Q	2Q
Financial professional-driven	Advisory	- Advisory asset levels	$107,169	$104,155	$95,070	$92,445	$398,839	$97,525	$103,316
	Commission	- Transactions - Asset levels - Product mix	47,655	42,835	41,788	41,153	173,431	41,472	41,839
Other revenue	Asset-based	- Cash balances - Interest rates - Number of accounts - Client asset levels	5,663	6,964	21,147	31,269	65,043	33,887	33,193
	Transaction and fee	- Account activity - Number of clients - Number of financial professionals - Number of accounts	5,916	8,715	7,027	7,525	29,183	5,096	8,580
	Total revenue		$166,403	$162,669	$165,032	$172,392	$666,496	$177,980	$186,928
	Total recurring revenue (3)		$143,737	$141,935	$144,512	$150,457	$580,641	$157,628	$166,531
	Recurring revenue rate (3)		86.4%	87.3%	87.6%	87.3%	87.1%	88.6%	89.1%
____________________________
(1) We define Revenue Not Remitted to Financial Professionals, a non-GAAP financial measure, as GAAP revenue less financial professional commission payout. Financial professional commission payout represents commissions owed to financial professionals based on their advisory and commission revenues generated during the respective period. Financial professional commission payout does not include charges associated with financial professional stock-based compensation or the amortization of financial professional forgivable loans. We believe that the presentation of this non-GAAP financial measure provides useful information to investors because it reflects the portion of our segment revenue that is not remitted to financial professionals in the form of cash. We and investors utilize this non-GAAP financial measure when evaluating our performance relative to total client assets.
(2) We define Payout Rate as financial professional commission payout as a percentage of financial professional-driven revenue from the tables above.
(3) Recurring revenue consists of advisory fees, trailing commissions, fees from cash sweep programs, and certain transaction and fee revenue.

Operating Metrics (continued)

(In thousands, except percentages. Rounding differences may exist.)	2022					2023
	1Q	2Q	3Q	4Q	FY 12/31	1Q	2Q
Total client assets (1)	$86,144,055	$76,522,066	$72,592,882	$76,939,096	$76,939,096	$80,632,955	$83,827,113
Brokerage assets (1)	$45,222,763	$39,776,018	$37,150,327	$38,656,763	$38,656,763	$40,052,062	$41,177,502
Advisory assets (1)	$40,921,292	$36,746,048	$35,442,555	$38,282,333	$38,282,333	$40,580,893	$42,649,611
% of total client assets (1)	47.5%	48.0%	48.8%	49.8%	49.8%	50.3%	50.9%
Number of financial professionals (in ones)	3,409	3,349	3,347	3,109	3,109	3,123	3,116
Advisory and commission revenue per financial professional (2)	$45.4	$43.9	$40.9	$43.0	$184.1	$44.5	$46.6

Quarterly Production Retention Rate: (3)
TTM Financial professional-driven revenue (4)	$617,648	$616,428	$596,785	$572,270	$572,270	$556,443	$554,608
TTM Financial professional-driven revenue related to independent financial professionals who departed in the quarter (4)	2,201	3,836	8,356	4,122	4,122	943	2,010
TTM Financial professional-driven revenue, less that related to independent financial professionals who departed in the quarter (4)	$615,447	$612,592	$588,429	$568,148	$568,148	$555,500	$552,598
Quarterly Production Retention Rate (3)	99.6%	99.4%	98.6%	99.3%	99.3%	99.8%	99.6%
____________________________
(1) In connection with our ongoing integration of acquisitions, as of December 31, 2021, we refined the methodology by which we calculate client assets to align the methodologies within our Wealth Management segment for calculating such metrics. Specifically, such changes to the methodology include alignment to one third party data aggregator for assets not placed in custody with our clearing firm and to one consistent set of logic for all assets and transaction types. We have not recast client assets for prior periods to conform to our current presentation as we believe the changes to the calculation to be immaterial.
(2) Calculations are based on the ending number of financial professionals and advisory and commission revenue for each respective period.
(3) Quarterly Production Retention Rate is a non-GAAP financial measure. We believe Quarterly Production Retention Rate is an important measure of our quarterly retention of financial professional-driven revenue (which consists of advisory revenue and commission revenue). We use Quarterly Production Retention Rate to measure the impact of financial professional departures on our business. Quarterly Production Retention Rate is calculated by dividing (x) the difference of (i) total financial professional-driven revenue for the trailing twelve-month period then ended minus (ii) financial professional-driven revenue for the trailing twelve-month period then ended related to independent financial professionals that departed in the quarter by (y) total financial professional-driven revenue for the trailing twelve-month period then ended. As Quarterly Production Retention Rate is a measure of retention during a quarter, it also includes quarterly production from independent financial professionals who departed in prior quarters in the trailing twelve-month period, and therefore does not show production retention rate over longer periods of time.
(4) For the trailing twelve-month period then ended.